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                                                          EXHIBIT I


                            VOTING TRUST AGREEMENT
                            ----------------------

     THIS AGREEMENT (the "Agreement") is made as of the 19th day of November, 1996, between JOSEPH E. CRESCI, TRUSTEE OF THE JOSEPH E. CRESCI REVOCABLE TRUST U/T/A DATED APRIL 3, 1996, AS MAY BE AMENDED, of New Castle, New Hampshire, a shareholder of ENVIRONMENTAL POWER CORPORATION, a corporation organized and existing pursuant to the laws of the state of Delaware (the "Company"), and those holders of voting trust certificates who may hereafter become parties hereto in the manner hereinafter set forth (sometimes hereinafter referred to as the "Beneficiaries" and sometimes referred to as "holders of voting trust certificates") and James F. Powers of Peabody, Massachusetts (the "Trustee").

     WHEREAS, Joseph E. Cresci is the owner of one million shares of the Company's common stock, no par value;

     WHEREAS, pursuant to this Agreement, Mr. Cresci has established a voting trust (the "Voting Trust"); and

     WHEREAS, Mr. Cresci deems it is and from time to time in the future may be advisable to place some or all of his shares into the Voting Trust (all such shares at any time placed in the Voting Trust hereinafter referred to as the "Shares"); and

     WHEREAS, the Trustee has agreed to act under this Agreement for the purposes in the manner herein provided;

     NOW, THEREFORE, it is mutually agreed as follows:

     Section 1 - Agreement.   Copies of this Agreement, together with every
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supplement and amendment hereto, shall be filed (i) in the Delaware office of the Company at Environmental Power Corporation, c/o Corporation Trust Co., Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and (ii) in the office of the Trustee at Seven Essex Green Drive, Peabody, Massachusetts, and shall be open to the inspection of any stockholder of the Company or any
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Beneficiary, daily during business hours.  All voting trust certificates issued as hereinafter provided shall be issued, received and held subject to all the terms of this Agreement. Every person, firm or corporation entitled to receive voting trust certificates representing a portion of the Shares, and his transferees and assignees, upon accepting the voting trust certificates issued hereunder shall become parties to and be bound by the provisions of this Agreement with the same effect as if he had executed this Agreement.

     Section 2 - Transfer of Stock to Trustee.
     ---------   -----------------------------

     (a) Joseph E. Cresci may deposit from time to time with the Trustee all or any portion of his stock in the Company, as represented by stock certificate(s). All stock certificates representing the Shares shall be made out in the name of the Trustee or so endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee. On receipt by the Trustee of the certificates for such Shares and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon issue and deliver to Joseph E. Cresci, or to any person or entity designated by Mr. Cresci, a voting trust certificate or certificates for the number of the Shares deposited by him.

     (b) All stock certificates transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Company and canceled, and new certificates therefor shall be issued to and held by the Trustee in his name as Voting Trustee.

     Section 3 - Voting Trust Certificates.  The voting trust certificates to be
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issued and delivered by the Trustee in respect of the Shares as hereinbefore provided shall be in substantially the form of the voting trust certificate attached hereto as Exhibit A.

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     Section 4 - Transfer of Certificates.
     ---------   -------------------------

     (a) The voting trust certificates shall be transferable by the registered owner thereof, either in person or by attorney thereto duly authorized, upon surrender thereof together with appropriate instruments of transfer, and the Trustee shall treat the registered holder as owner thereof for all purposes whatsoever.

     (b) Every transferee of a voting trust certificate shall, by the acceptance thereof, become a party to this Agreement with like effect as though such transferee were an original party hereto.

     (c) If a voting trust certificate is lost, stolen, mutilated or destroyed, the Trustee in his discretion, may issue a duplicate of such certificate upon receipt of: (i) evidence of such fact satisfactory to him; (ii) indemnity satisfactory to him; (iii) the existing certificate if mutilated; and (iv) his reasonable fees and expenses in connection with the issuance of a new Voting Trust certificate. The Trustee shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee and shall in addition deposit with the Trustee indemnity satisfactory to him.

     Section 5 - Rights of Trustee.
     ---------   -----------------

     (a) For so long as any Shares are held in this Voting Trust, the Trustee shall have the right, subject to the limitations in this Agreement hereinafter set forth, to exercise, in person or by his nominees or proxies, all stockholders' rights and powers in respect to all Shares deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholders' action. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action which may be presented at any meeting or require the consent of stockholders of the Company.

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     (b)  The holders of voting trust certificates shall not have any right, with respect to Shares held by the Trustee, to vote, or take part in or consent to, any corporate or stockholder's action of the Company.

     (c) In all instances in which Shares may be voted by the Trustee, such Shares shall be voted in such manner as the Trustee deems, in his sole discretion, to be in the best interest of the Beneficiaries and the Company; provided, however, that no action or inaction of the Trustee hereunder shall be
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deemed in any way to affect the validity of this Voting Trust.

     (d) In voting the Shares subject to this Agreement, the Trustee shall not be liable for any error of judgment or mistake of law, or other mistake, and shall incur no responsibility as stockholder, Trustee or otherwise, except for his own individual, willful misconduct or gross negligence.

     (e)  The Trustee may employ counsel and agents.

     (f) The Trustee shall not be required to give any bond or security for the discharge of his duties.

     (g) The Trustee shall be entitled to reasonable compensation based on time spent in rendering services hereunder. In addition, the Trustee shall be entitled to reimbursement of and indemnity against any and all expenses and liabilities, including any extraordinary expenses, incurred by him in connection with or growing out of this Agreement or the discharge of his duties hereunder. The Trustee may also deduct any expenses and charges incurred by and due to him from any dividends or other monies or property received by the Trustee on the Shares deposited hereunder.

     Section 6 - Dividends.
     ---------   ----------

     (a) For so long as any Shares are held in this Voting Trust, the Trustee shall be obligated to distribute promptly all cash dividends which he receives on such Shares to the holders of the voting trust certificates. Such distribution shall be made to such holders of voting trust certificates pro
                                                                        ---
rata, in accordance with the number of Shares
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represented by their respective voting trust certificates.

     (b) If any dividend in respect to the Shares deposited with the Trustee is paid, in whole or in part, in securities of the Company having any voting powers (or the possibility of conversion to securities having any voting power), the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for securities which are received by the Trustee on account of such dividend, and the holder of each voting trust certificate representing Shares on which such dividend has been paid shall be entitled to receive, pro rata, appropriate certificates for the securities so received by the Trustee as such dividend.

     (c) Holders of voting trust certificates entitled to receive any dividends shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of Shares entitled to receive such dividends.

     (d) If any dividend in respect of the Shares deposited with the Trustee is paid other than in cash or in securities having voting powers (or the possibility of conversion to securities having any voting power), then the Trustee shall distribute the same among the holders of voting trust certificates pro rata, in accordance with the number of Shares represented by their
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respective voting trust certificates.

     (e) In lieu of receiving cash dividends upon the Shares and paying the same to the holders of voting trust certificates pursuant to the provisions of this Agreement, the Trustee may instruct the Company in writing to pay such dividends directly to the holders of the voting trust certificates. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

     Section 7 - Subscription Rights.   In case any stock or other
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securities of the Company are offered for subscription to the Trustee as holder of Shares, the Trustee shall promptly mail a copy thereof to each of the holders of the voting trust

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certificates.  The Trustee shall make such subscription and payment if the
Trustee timely receives (i) a request from any registered holder of voting trust certificates to subscribe in his behalf, and (ii) the sum of money required to pay for such stock or securities. In the event that such subscription is for securities having any voting power (or the possibility of conversion to securities having any voting power), the Trustee shall, upon receipt from the Company of the certificates for such securities, (i) retain such certificates for such securities, and (ii) issue to the subscriber an appropriate certificate in respect thereof. If, by contrast, such subscription is for securities which do not have voting powers, the Trustee shall instruct the Company to deliver such securities directly to the subscriber, and such non-voting securities shall therefore not become subject to this Voting Trust.

     Section 8 - Dissolution of Company.  In the event of any total or
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partial restructuring of the Company , whether voluntary or involuntary, including without limitation, by way of dissolution, total or partial liquidation, merger, consolidation, termination, or winding up of the Company, the Trustee shall receive the monies, securities, rights or property to which the holders of the Shares deposited hereunder are entitled, and shall distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustee; provided,
                                                                     ---------
however, that no securities having voting rights (or the possibility of
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conversion to securities having any voting power) shall be so distributed, but rather the Trustee shall, upon receipt from the Company of the certificates for such securities, (i) retain such certificates for such securities, and (ii) issue to the subscriber an appropriate certificate in respect thereof.

     Section 9 - Successor Trustees.
     ---------   -------------------

     (a) Wherever reference is made herein to the "Trustee," such reference shall be deemed to include the singular and plural thereof whenever the context and facts require, and to include any and all successor Trustees at any time acting as the

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Trustee of this Voting Trust, unless otherwise specifically provided herein to the contrary.

     (b) Any Trustee of this Voting Trust may resign at any time by written notice delivered to each Co-Trustee, if any, and to the resigning Trustee's successor as Trustee, if known, and to the holders of voting trust certificates.

     (c) Each successor Trustee shall automatically acquire, as of the date of vacancy, all of the title to all of the Shares held hereunder, together with all powers and discretion which are then vested in the successor Trustee's predecessor, without the necessity of any conveyance or transfer, but any predecessor Trustee shall execute all documents and do all acts necessary to vest and indicate such title in such successor Trustee.

     (d) No successor Trustee shall be liable for the acts or defaults of any predecessor Trustee, nor for any loss or expense from anything done or neglected to be done by any predecessor Trustee, and no successor Trustee shall have any duty or responsibility to audit or review the actions and accountings of the successor Trustee's predecessor, but such successor Trustee shall be liable only with respect to property received by the successor Trustee as successor Trustee. Any successor Trustee who shall be then acting as Trustee pursuant to a notice of vacancy shall not be guilty of wrongdoing merely because such successor Trustee is acting as successor Trustee if it shall later be discovered that another has been designated as successor Trustee pursuant to any provision herein.

     (e) Except as otherwise provided herein, a vacancy in the trusteeship shall be deemed to exist in the event of the death, resignation, removal, refusal, failure or inability of any person to act as Trustee or Co-Trustee hereunder. Notice of a vacancy in the trusteeship shall be effective if given to the next successor Trustee by an instrument in writing signed by the resigning predecessor Trustee, and delivered to (i) such successor Trustee and
(ii) to the holders of voting trust certificates

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hereunder.  Immediately upon receipt of such notice, the successor Trustee recipient shall act as Trustee or shall decline in writing to act. In the event that there is no successor Trustee named herein, or such successor Trustee is unavailable, then the holders of a majority of voting trust certificates hereunder shall designate a successor Trustee, pursuant to the terms, conditions, and limitations relevant to designation of successor Trustees hereinbelow provided.

     (f) The holders of voting trust certificates hereunder shall be entitled, upon written request to the Trustee, to receive an accounting of the number of Shares held hereunder, and all dividends paid to the Voting trust in all prior periods on account of the Shares. The failure of any holders of voting trust certificates to object to said account within ninety (90) days after receipt thereof shall be deemed to be a written approval.

     (g) If any corporate trustee at any time acting as Trustee of this Voting Trust shall be merged into or consolidated with or shall sell or transfer all or substantially all of its assets and business to any other corporation, or shall be in any manner reorganized or reincorporated, the corporation to which such sale or transfer shall be made or the corporation resulting from such reorganization or reincorporation shall thereupon become the Trustee of this Voting Trust without any further action.

     (h) When a bank or trust company shall at any time be acting as Trustee or Co-Trustee of this Voting Trust, the holders of a majority of the voting trust certificates may remove said corporate trustee with or without cause by delivering to said corporate trustee a written instrument, signed by said holders of a majority of the voting trust certificates; provided, however, that, unless a successor corporate trustee has been designated hereunder, such written instrument shall concurrently appoint a successor corporate trustee.

     (i) Neither (i) Mr. Cresci, nor (ii) any holder of a voting trust certificate, nor (iii) any Trustee then serving, shall have any ownership interest or serve in any

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capacity, including without limitation as an officer, employee, adviser, or independent contractor, with respect to any corporate trustee designated hereunder.

     (j) When an individual shall at any time be acting as Trustee or Co-Trustee hereunder, the holders of a majority of the voting trust certificates may remove said individual trustee with or without cause by delivering to said individual trustee a written instrument, signed by said majority of the voting trust certificates; provided, however, that, unless a successor individual trustee has been designated hereunder, such written instrument shall concurrently appoint a successor individual trustee.

     (k)  In the event of the resignation or removal of an individual trustee as Trustee hereunder, a successor individual trustee to fill the vacancy in the trusteeship so occurring shall be designated by an instrument in writing delivered to the vacating and the successor individual trustees; provided,
                                                                 ---------
however, that no individual shall be designated as a successor trustee who is
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related in any way to, or subordinate, directly or indirectly, in any way to Mr.
Cresci, any holder of a voting trust certificate, or any Trustee then serving, and any individual so designated must be an individual whose profession and abilities will allow him to make independent, prudent business judgments in the discharge of his obligations hereunder.

     (l) The removal powers granted hereunder may be released by an appropriate written instrument delivered to the then Trustee of the Voting Trust.

     (m) In the event that the Trustee is unable or unwilling during his lifetime to act or continue to act as Trustee hereunder, then Peter Mandragouras of Peabody, Massachusetts shall serve as successor Trustee of this Voting Trust, then David K. Mulhern of Portsmouth, New Hampshire shall serve as successor Trustee of this voting trust.

     Section 10 - Termination.  This Agreement shall terminate upon the
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termination of a certain family limited partnership, organized under the laws of the State of New Hampshire, of near or even date hereto and known as "The Cresci

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Family Limited Partnership" (the "Partnership").

     Notwithstanding any provisions of this Voting Trust to the contrary, no Shares shall be held in trust for longer than twenty-one (21) years after the date of death of the last to die of a group consisting of (i) Mr. Cresci, and
(ii) all his descendants who are living at the date of his death. If, at the expiration of such period, any Shares are still held in trust hereunder, or any trust estate hereunder has not terminated, the corpus of such trust shall vest in and immediately be distributed to the Beneficiaries, in accordance with the number of Shares represented by their respective voting trust certificates.

     Section 11 - Upon Termination.
     ----------   -----------------

     (a) Upon the termination of this Agreement for any cause hereinabove provided, the Trustee, at such time as he may choose during the period commencing twenty (20) days before and ending twenty (20) days after such termination, shall mail written notice of such termination to the registered owners of the voting trust certificates, at the addresses appearing on the transfer books of the Trustee, and to the Company at its principal place of business. From the date specified in any such notice (which date shall be fixed by the Trustee) the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this Agreement, except as provided in Section 11 (b) of this Agreement.

     (b) As soon as practicable after the termination of this Agreement, the Trustee shall cause the Company to deliver to the registered holders of all voting trust certificates, pro rata, new share certificates representing the
                           --- ----
Shares previously represented by the voting trust certificates.

     Section 12 - Notice.
     -----------  -------

     (a) Any notice to or communication with the Company hereunder shall be deemed to be sufficiently given or made if enclosed in a postpaid envelope (certified

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or registered mail) and deposited in any post office or post office box addressed to the Company as follows:

                              Mr. William Linehan
                              Environmental Power Corporation
                              500 Market Street, Suite 1E
                              Portsmouth, New Hampshire 03801

     or such other address as the Company may designate in writing to the Trustee.

     (b) Any notice to or communication with the Trustee shall be deemed to be sufficiently given or made if enclosed in a postpaid envelope (certified or registered mail) and deposited in any post office or post office box addressed to the Trustee as follows:

                              Mr. James F. Powers
                              Mandragouras, Powers, & Co., P.C.
                              Seven Essex Green Drive
                              Peabody, MA 01960


     Section 13 - Governing Law; Choice of Forum.  This Agreement shall be
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construed and interpreted in accordance with the laws of the State of
Delaware, and all actions pertaining hereto shall be maintained in a court of competent jurisdiction in the State of Delaware.

     Section 14 - Invalidity.  If, for any reason, any provision of this
     ----------   -----------
Agreement shall be determined to be inoperative, the validity and effect of the other provisions hereof shall not be affected thereby.

     Section 15 - Counterparts. This Agreement may be executed in one or more
     ----------   -------------
counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall, together constitute one and the same instrument.

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     Section 16 - Successors and Assigns.  This Agreement shall be binding upon
     ----------   -----------------------
the parties hereof, his heirs, administrators, executors, successors and assigns.

     IN WITNESS WHEREOF the Trustee, in acceptance of this trust, and Mr. Cresci, in subjecting his Shares of to the provisions of this Agreement, have hereunto set his hands and seals as of the day and year first above written.


/s/ [SIGNATURE APPEARS HERE]                /s/ James F. Powers, Trustee
------------------------------              ----------------------------
Witness                                         James F. Powers, Trustee


/s/ [SIGNATURE APPEARS HERE]                /s/ Joseph E. Cresci
------------------------------              ----------------------------
 Witness                                        Joseph E. Cresci

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